Life New Business Allocation Options for Variable Universal Life Defender Minnesota Life Insurance Company - a Securian Financial company Life New Business • 400 Robert Street North, St. Paul, MN 55101-2098 New Business use only This form is to be completed by the policyowner or the licensed financial professional. • Account Allocations – Section A - Complete Section A for net premium % (required). - Complete Section A for monthly charges (optional). • Select one of the monthly charge allocations boxes. - Information on monthly charge allocations: • If monthly charge allocations are not requested, charges will be taken as defined in the contract. • If the policy date is one month or more prior to the date the initial premium is applied, then monthly charge will be assessed as defined in the contract until the date the premium is applied. • Dollar Cost Averaging (DCA) – Section B - Complete Section B for dollar cost averaging. • Select one of the dollar cost averaging boxes. - Information on how DCA works: • If you request a dollar cost averaging (DCA) arrangement for premium on the policy, that net premium will be deposited in the Guaranteed Interest Account. • On each transfer date (3rd Friday of the month), approximately 1/12 of the net premium in the Guaranteed Interest Account (designated for DCA) will be transferred out of the Guaranteed Interest Account and into the current account allocations.

• These transfers will continue monthly on the transfer date for twelve months from the effective date of each payment, unless you request to cancel the arrangement, or until the total value in the Guaranteed Interest Account (designated for DCA) is zero. • Rebalancing – Section C - Complete Section C to request a rebalance. • Select the rebalance box(s) to indicate your request. • Complete number one with the accounts and percentages you want to rebalance to. • Complete questions 1-4 for a systematic rebalance, or a change to an existing rebalance arrangement. - Information on how a rebalance works: • A rebalance will rebalance all of the accumulation value in the variable sub-accounts and guaranteed interest account only. • Accumulation value in the indexed accounts will not be included in the rebalance from accounts. • All available accounts (excluding the indexed accounts) can be requested in the to accounts of the rebalance. See your prospectus for more information regarding allocations, fixed and variable loan interest rates, fixed indexed accounts, rebalance and transfers. If you purchased the No Lapse Guarantee Agreement and such agreement is in force, we reserve the right to restrict the allocation for transfers, rebalancing, and additional premiums to any one variable sub-account by the maximum variable sub-account percentage shown on the policy’s data pages. We reserve the right to waive and/or otherwise change the maximum variable sub-account percentage limitations. Securian Financial is the marketing name for Minnesota Life Insurance Company. Insurance products are issued by Minnesota Life Insurance Company.

Account Options Net Premium % Monthly Charges % Neuberger Berman AMT Quality Equity Portfolio Class I Shares PIMCO VIT Global Diversified Allocation - Advisor Class* PIMCO VIT International Bond Portfolio - Advisor Class PIMCO VIT Low Duration - Institutional Class PIMCO VIT Total Return - Institutional Class Putnam VT International Equity Fund- Class IA Shares Putnam VT International Value Fund - Class IA Shares Putnam VT Large Cap Growth Fund - Class IA Shares Putnam VT Large Cap Value Fund - Class IA Shares SFT Balanced Stabilization Fund* SFT Core Bond - Class 1 SFT Equity Stabilization Fund* SFT Government Money Market SFT Index 400 Mid-Cap - Class 1 SFT Index 500 - Class 1 SFT Macquarie Growth Fund SFT Macquarie Small Cap Growth Fund SFT Real Estate Securities - Class 1 SFT T. Rowe Price Value Fund SFT Wellington Core Equity Fund - Class 1 T. Rowe Price Health Sciences Portfolio - II Class TOPS® Managed Risk Flex ETF Portfolio* Vanguard® VIF Balanced Portfolio Vanguard® VIF Capital Growth Portfolio Vanguard® VIF Diversified Value Portfolio Vanguard® VIF Equity Income

Portfolio Vanguard® VIF High Yield Bond Portfolio Vanguard® VIF International Portfolio Vanguard® VIF Short-Term Investment-Grade Portfolio Vanguard® VIF Small Company Growth Portfolio Vanguard® VIF Total Bond Market Index Portfolio Vanguard® VIF Total Stock Market Index Portfolio Indexed Account Options Net Premium % Monthly Charges % Index A: S&P 500®1 100% Participation Index B: S&P 500®1 140% Participation Index G: S&P 500 Low Volatility®1 Index (1-year) *Designated account as it relates to the Death Benefit Guarantee Flex Agreement B. Dollar Cost Averaging (DCA) of premium Dollar cost average initial premium. (Internal and external 1035 premium will also be dollar cost averaged) Dollar cost average one-time premium of $ (payment enclosed). Dollar cost average all future premiums. (Not available for monthly premium payment).

2. Start/Change Total 100% Complete the appropriate sections below for the requested transaction above Start on month year Change on month year 3. Day (options 1-28) 4. Frequency Monthly Quarterly Semi-annual Annual

ALL Accumulation Value from variable sub-accounts and guaranteed interest account.